UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 22, 2016

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 1.01 - Entry into a Material Definitive Agreement	3

Item 3.02 - Unregistered Sales of Equity Securities	3

Signatures	4

ITEM 1.01	Entry into a Material Definitive Agreement

Exchange Agreement

On December 22, 2016, First Bancorp (the “Company”) entered into an Exchange Agreement with Castle Creek Partners, IV, LP (“Castle Creek”) providing for the exchange of 728,706 shares of the Company’s Series C Convertible Perpetual Preferred Stock (“Series C Preferred Stock”) for 728,706 shares of the Company’s common stock (the “Exchange Agreement”). The exchange was consummated simultaneously with the execution and delivery of the Exchange Agreement.

The Series C Preferred Stock was originally issued to Castle Creek in a private placement transaction that was completed on December 21, 2012 and was issued to enable the equity ownership of Castle Creek to comply with applicable banking laws and regulations. The common stock issued upon exchange of the Series C Preferred stock was offered and exchanged in reliance on exemptions from registration provided by Sections 3(a)(9) and 18(b)(4) of the Securities Act of 1933, as amended.

The December 21, 2012 securities purchase agreement between the Company, Castle Creek, and the other signatories thereto, contained certain board representation rights granted to Castle Creek. The board representation rights provided that so long as Castle Creek owned at least 4.9% of the Company’s outstanding Common Stock (including the Series C Preferred Stock held by Castle Creek on an as-converted basis), Castle Creek would be entitled to nominate a director to serve on the Board of Directors of the Company and the Board of Directors of the Company’s subsidiary bank, or, in lieu thereof, to appoint an observer to attend meetings of the Board and the Bank Board in a non-voting “observer” capacity. These board representation rights were never exercised by Castle Creek. The Exchange Agreement acknowledges that the board representation rights held by Castle Creek have terminated due to Castle Creek’s ownership of the Company’s Common Stock (including the Series C Preferred Stock on an as-converted basis) having dropped below 4.9% of the Company’s Common Stock prior to the transaction effected pursuant to the Exchange Agreement.

The foregoing summary of the Exchange Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities

On December 22, 2016, the Company issued to Castle Creek 728,706 shares of its voting common stock in exchange for an equivalent number of shares of Series C Preferred Stock held of record by Castle Creek in a transaction exempt from registration under Sections 3(a)(9) and 18(b)(4) of the Securities Act of 1933, as amended. The Company received no cash proceeds as a result of the exchange.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Exchange Agreement, dated December 22, 2016, by and between First Bancorp and Castle Creek Capital Partners IV, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Eric P. Credle
Eric P. Credle
Executive Vice President and Chief Financial Officer

Dated:  December 22, 2016

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